EXHIBIT 4
                                                                     Page 1 of 2
                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (thousands)



                         Twelve Months      Twelve Months      Twelve Months
                             Ended              Ended              Ended
                        April 30, 1998      May 31, 1998       June 30, 1998
                        ----------------   ----------------  -------------------
 AFFILIATES
-------------
CPL                        $   108,736       $   110,362        $   113,245
PSO                             78,530            78,132             77,886
SWEPCO                         106,083           104,364            103,158
WTU                             42,152            43,308             44,497
                        ----------------   ----------------  -------------------
       Total Affiliates:   $   335,501       $   336,166        $   338,786
                        ================   ================  ===================

NON-AFFILIATES
-------------
TX-NM POWER                $    37,960       $    39,865        $    41,878
HLP                            407,634           411,567            414,735
                        ----------------   ----------------  -------------------
                           $   445,594       $   451,432        $   456,613
                        ----------------   ----------------  -------------------
HLP Receivables sold to              0                 0                  0
 third parties          ----------------   ----------------  -------------------

   Total Non-Affiliates:   $   445,594       $   451,432        $   456,613
                        ================   ================  ===================

Over/(Under) 50% Restriction
                           $   110,093       $   115,266        $   117,827
                        ================   ================  ===================



                    AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                         Twelve Months      Twelve Months      Twelve Months
                             Ended              Ended              Ended
                        April 30, 1998      May 31, 1998       June 30, 1998
                        ----------------   ----------------  -------------------

OTHER NON-AFFILIATES:
     TX-NM POWER           $    47,233        $    48,096       $      48,535
Temporary Relief Provision     100,000            100,000             100,000
                        ----------------   ----------------  -------------------
Over/(Under) Temporary     $   (52,767)       $   (51,904)      $     (51,465)
 Relief Provision       ================   ================  ===================

HLP                        $   344,080        $   345,761       $     349,073

Temporary Relief Provision     450,000            450,000             450,000
                        ----------------   ----------------  -------------------
Over/(Under) Temporary     $  (105,920)       $  (104,239)      $    (100,927)
Relief Provision        ================   ================  ===================

                                                                       EXHIBIT 4
                                                                     Page 2 of 2

                                CSW CREDIT, INC.
                               BAD DEBT WRITE-OFFS
                                   (thousands)



                        April 30, 1998      May 31, 1998       June 30, 1998
                        ----------------   ----------------  -------------------

NON-AFFILIATES
-------------
TX-NM POWER                $     129         $       44        $          69
HLP                              454                660                  502
                        ----------------   ----------------  -------------------
   Total Non-Affiliates:   $     583         $      704        $         571
                        ================   ================  ===================